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                                                                 Exhibit (h)(89)

                               THIRD AMENDMENT TO

                          AGREEMENT DATED JULY 1, 1997

     THIS AMENDMENT is made this 27th day of February, 2009, between JANUS INVESTMENT FUND, a Massachusetts business trust (the "Trust"), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company ("JCM").

                                   WITNESSETH

     WHEREAS, the Trust and JCM are parties to an Agreement on behalf of Janus Fundamental Equity Fund (the "Fund"), dated July 1, 1997, as amended July 31, 2001 and June 30, 2006 (the "Agreement");

     WHEREAS, JCM and the Trust desire to amend the Agreement as set forth in greater detail below; and

     WHEREAS, the name of Janus Fundamental Equity Fund has been changed to Janus Research Core Fund, effective February 27, 2009;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

     1. All references to "Janus Fundamental Equity Fund" shall be replaced with "Janus Research Core Fund."

     2. The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement and any prior amendments, contains the entire understanding and the full and complete agreement of the parties and supercedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

     3. This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first above written.

                                        JANUS CAPITAL MANAGEMENT LLC


                                        By: /s/ Heidi W. Hardin
                                            ------------------------------------
                                            Heidi W. Hardin, General Counsel,
                                            Senior Vice President and Secretary


                                        JANUS INVESTMENT FUND


                                        By: /s/ Stephanie Grauerholz-Lofton
                                            ------------------------------------
                                            Stephanie Grauerholz-Lofton
                                            Vice President, Chief Legal Counsel
                                            and Secretary